EXHIBIT 23(a) - INDEPENDENT AUDITORS' CONSENT

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
National Western Life Insurance Company:

We consent to the incorporation by reference in Registration Statement No. 333-38549 of National Western Life Insurance Company on Form S-8 of our report dated March 21, 2003, appearing in this Annual Report on Form 10-K of National Western Life Insurance Company for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Fort Worth, Texas
March 28, 2003